UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On July 28, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing that it has received a notice from UEX Corporation (“UEX”) that Denison Mines Corp. (“Denison”) has made an acquisition proposal for all of the issued and outstanding shares of UEX (the “Denison Proposal”) pursuant to a plan of arrangement. UEX has further advised UEC that the board of directors of UEX has determined that the Denison Proposal constitutes a “Superior Proposal” as defined in the arrangement agreement (the “Arrangement Agreement”) dated June 13, 2022, as amended June 23, 2022, among UEX, UEC and the UEC 2022 Acquisition Corp. and that UEX intends (subject to UEC’s right to match the Denison Proposal) to enter into an agreement with Denison to implement the Denison Proposal.

Under the Arrangement Agreement, UEC has the right, for a period of five business days from receipt of UEX’s notice, to offer to amend the terms of the Arrangement Agreement. In the event that UEC elects not to match and if UEX terminates the Arrangement Agreement in order to enter into an agreement with Denison, then UEX is required to pay to UEC a termination fee in the amount of US$8.25 million.

Amir Adnani, President and CEO, stated “UEC has consistently been disciplined and focused on delivering accretive transactions for our shareholders as exhibited by our successful M&A track record. While the competing offer for UEX validates the merits of this acquisition, since announcing the transaction, there has been significant market deterioration in the sector and this has created a broader set of growth opportunities that would be highly accretive and strategic in nature. We continue to be in the driver’s seat with our acquisition of UEX, however, we have made no determination as to whether we will choose to match the competing offer. UEC will do a careful analysis to determine whether this or other opportunities we are considering provide the most compelling value for our shareholders.”

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description

99.1	News Release dated July 28, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 28, 2022.	URANIUM ENERGY CORP. By: /s/ Pat Obara Pat Obara, Secretary and Chief Financial Officer